EXHIBIT 23.03


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-09337 of Crompton & Knowles Corporation on Form S-1 of our report dated November 17, 1995, relating to the financial statements of Uniroyal Chemical Corporation appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Stamford, Connecticut
August 12, 1996